AMENDED AND RESTATED BY-LAWS OF HARLEY-DAVIDSON, INC. (a Wisconsin corporation) Effective as of September 23, 2025 ARTICLE I. SHAREHOLDERS 1.01 Annual Meeting. (a) An annual meeting of the shareholders of the Corporation (an “Annual Meeting”) shall be held at such time and date as may be fixed by or under the authority of the Corporation’s Board of Directors (the “Board”), for the purpose of electing directors and for the transaction of such other business as may properly come before the Annual Meeting. If the election of directors shall not be held on the day fixed as herein provided for any Annual Meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders (each, a “Special Meeting”) as soon thereafter as conveniently may be. In fixing a meeting date for any Annual Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of its business judgment. (b) Advance Notice Procedures for Business Brought Before a Meeting. (i) At an Annual Meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before any Annual Meeting, business must be (A) specified in the written notice of meeting given by or at the direction of the Board, (B) brought before the meeting by the Board or by the chairman of the meeting or (C) (1) properly brought before the meeting by a shareholder present in person or by proxy who specified such business in a written notice, given by or on behalf of such shareholder of record, in compliance with Article VIII of the Corporation’s Restated Articles of Incorporation, as amended (the “Restated Articles of Incorporation”) and who has complied with this Section 1.01(b) in all applicable respects or (2) properly brought before the meeting by a shareholder present in person (as defined below) who properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The only matters that may be brought before a Special Meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 1.04, and shareholders shall not be permitted to propose other business to be brought before a Special Meeting. The foregoing clause (C) shall be the exclusive means for a shareholder to propose business to be brought before an Annual Meeting. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an Annual Meeting that is not properly brought before the

2 meeting in accordance with Article VIII of the Restated Articles of Incorporation and this Section 1.01(b). The chairman of the Annual Meeting may refuse to acknowledge any proposal not made in compliance with Article VIII of the Restated Articles of Incorporation, this Section 1.01(b) or applicable law. (ii) For business to be properly brought before an Annual Meeting by or on behalf of a shareholder of record pursuant to Section 1.01(b)(i)(C)(1) of these by-laws, the shareholder must (A) provide Timely Notice (as defined below) in writing and in proper form to the Secretary and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.01(b). To be timely, a shareholder’s notice must have been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than 60 calendar days in advance of the date in the current fiscal year of the Corporation corresponding to the date the Corporation released its proxy statement to shareholders in connection with the Annual Meeting for the immediately preceding year; provided, however, that if the date of the Annual Meeting is more than 30 calendar days before or more than 60 calendar days after the one-year anniversary of the preceding year’s Annual Meeting, notice by the shareholder to be timely must be so delivered, or mailed and received, not more than 120 calendar days prior to such Annual Meeting and not later than (i) 90 calendar days in advance of the date of such Annual Meeting or (ii) if later, the seventh (7th) day following the day on which public announcement (as defined below) of the date of such Annual Meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above. (iii) To be in proper form for purposes of this Section 1.01(b), a shareholder’s notice submitted to the Secretary pursuant to Section 1.01(b)(i)(C) of these by-laws shall set forth: (A) As to each shareholder of record who intends to make the business proposal and who, or on behalf of whom, written notice is given pursuant to Article VIII of the Restated Articles of Incorporation, the contents that Article VIII of the Restated Articles of Incorporation requires with respect to such notice; (B) As to each Proposing Person (as defined below) (or other persons, as specified in Section 1.01(e)), to the extent not already provided subject to paragraph (iii)(A) of this Section 1.01(b), the Disclosable Interests (as defined below); and (C) As to each item of business that the shareholder proposes to bring before the Annual Meeting, (1) a brief description of the business

3 desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any Proposing Person or (y) between or among any Proposing Persons and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of capital stock of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such shareholder, and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (provided that the disclosures required by this subsection (C) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner). (iv) The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board. (v) A Proposing Person shall update and supplement its notice to the Corporation of its intention to propose business at an Annual Meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.01(b) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) Business Days (as defined below) prior to the meeting or any advancement, adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any advancement, adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been advanced, adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any advancement,

4 adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these by-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before an Annual Meeting. (vi) This Section 1.01(b) is expressly intended to apply to any business proposed to be brought before an Annual Meeting other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 1.01(b) with respect to any business proposed to be brought before an Annual Meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.01(b) shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. (c) Advance Notice Procedures for Nominations of Directors for Annual Meetings and Special Meetings. (i) Nominations of any person for election to the Board at an Annual Meeting or at a Special Meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such Special Meeting) may be made at such meeting only (A) by the Board or a committee appointed by the Board or (B) by a shareholder present in person who (1) was a shareholder entitled to vote generally in the election of directors, (2) has complied with the contents of Article VI of the Restated Articles of Incorporation and (3) has complied with this Section 1.01(c) and applicable law. The foregoing clause (B) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board at an Annual Meeting or a Special Meeting. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not properly made in compliance with Section (b) of Article VI of the Restated Articles of Incorporation, this Section 1.01(c) or applicable law, and in such case, such defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. (ii) For nominations to be properly brought before an Annual Meeting or a Special Meeting, the shareholder must (A) provide Timely Notice thereof in writing (provided that, to be timely, a shareholder’s notice for

5 nominations to be made at a Special Meeting shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders (“Special Meeting Timely Notice”)) and in proper form to the Secretary, (B) provide the information, agreements and questionnaires with respect to each Nominating Person and any candidate for nomination as required by Section 1.01(d), and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.01(c). In no event shall any advancement, adjournment or postponement of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. (iii) In no event may a Nominating Person provide Timely Notice or Special Meeting Timely Notice with respect to a greater number of director nominees than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable or (B) the tenth day following the date of public announcement (as defined in Section 1.01(f)) of such increase. (iv) To be in proper form for purposes of this Section 1.01(c), a shareholder’s notice to the Secretary shall set forth: (A) As to the shareholder who intends to make the nomination and the person(s) being nominated, as applicable, the contents that Section (b) of Article VI of the Restated Articles of Incorporation requires with respect to a notice that a shareholder delivers under such section; (B) As to each Nominating Person (or other persons, as specified in Section 1.01(e)), to the extent not already provided pursuant to paragraph (iv)(A) of this Section 1.01(c) above, the Disclosable Interests (as defined below, except that for purposes of this Section 1.01(c)(iv)(B) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.01(e)); (C) In lieu of the information set forth in Section 1.01(e)(xii), a representation as to whether the Nominating Person intends or is part of a group that intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in

6 accordance with Rule 14a-19 promulgated under the Exchange Act; and (D) As to each person whom a Nominating Person proposes to nominate for election as a director, to the extent not already provided subject to paragraph (iv)(A) of this Section 1.01(c) above, (1) all information relating to such nominee for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such nominee’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (2) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each nominee’s or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (3) a completed and signed written questionnaire and written representation and agreement as required by Section 1.01(d). (v) The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board. (vi) The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the Annual Meeting or Special Meeting at which such candidate’s nomination is to be acted upon and related to such candidate’s eligibility. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Policy. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5)

7 business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person. (vii) A shareholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 1.01(c) and Section 1.01(d), as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 1.01(c) and Section 1.01(d) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any advancement, adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any advancement, adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been advanced, adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any advancement, adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these by- laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the shareholders. (viii) In addition to the requirements of this Section 1.01(c) with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 1.01(c), unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 1.01(c) or by Rule 14a-19 promulgated under the Exchange Act, as applicable and (ii) if any Nominating Person (1) provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance

8 with Rule 14a-19(b) is not provided within the time period for Timely Notice or Special Meeting Timely Notice, as applicable, (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any Annual Meeting or Special Meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (d) To be eligible to be a candidate for election as a director of the Corporation at an Annual Meeting or Special Meeting, a candidate must be nominated in the manner prescribed in Section 1.01(c) and the candidate for nomination, whether nominated by the Board or by a shareholder, must have previously delivered, to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation within ten (10) days of the Secretary’s receipt of a written request of any shareholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation within ten (10) days upon written request of any shareholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate

9 for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election. Notwithstanding anything in these by-laws to the contrary, no nominee shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination have complied with Section 1.01(c) and this Section 1.01(d), as applicable, and no nominee shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 1.01(c) and this Section 1.01(d). (e) For purposes of these by-laws, the term “Disclosable Interests” shall mean, as to each Proposing Person (except that for purposes of this Section 1.01(e) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in this Section 1.01(e)) or other persons, as specified in this Section 1.01(e): (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (ii) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially (except that such Proposing Person shall in all events be deemed to beneficially own any shares of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) by the Proposing Person and any of their respective Affiliates (as defined below), (iii) the date or dates such shares were acquired, (iv) the investment intent of such acquisition; (v) any pledge by such Proposing Person with respect to any of such shares, (vi) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (A) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the

10 Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise or derived from any increase or decrease in the value of shares of the Corporation, (B) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (C) any contract, derivative, swap or other transaction or series of transactions designed to, has the purpose or effect of, or provides the ability or opportunity to: a) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, b) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or c) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a

11 result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d- 1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (viii) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (ix) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (x) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xi) any proportionate interest in shares of the Corporation or any Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (xii) representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required

12 to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal; and (xiii) any other information relating to such Proposing Person or Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting or with respect to the election of directors at the meeting, as applicable, pursuant to Section 14(a) of the Exchange Act. (f) For the purposes of this Section 1.01: (i) “Nominating Person” shall mean (A) the shareholder providing the notice of its intention to nominate one or more persons for election as directors at an Annual Meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nominations to be brought before the Annual Meeting is made, and (C) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) with such shareholder in such solicitation. (ii) “Present in person” shall mean that the shareholder proposing that the business be brought before the Annual Meeting or the shareholder nominating any person for election to the Board at the meeting of the Corporation, as applicable, or a qualified representative of such shareholder, appear at such meeting, either in person or, to the extent such meeting is held solely by means of remote communication, by means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of shareholders. Notwithstanding the foregoing, to the extent such meeting is held solely by means of remote communication, a qualified representative of such proposing shareholder may be authorized by an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such electronic transmission by electronic transmission before the meeting of shareholders. (iii) “Proposing Person” shall mean (A) the shareholder providing the notice of business proposed to be brought before an Annual Meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting is made, and (C) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

13 (iv) “Public announcement” shall mean, for purposes of these by-laws, disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. 1.02 Special Meetings. (a) A Special Meeting may be called only by the Board pursuant to a resolution adopted by a majority of the entire Board and shall be called by the Board upon the demand, in accordance with this Section 1.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting. (b) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary by hand or by certified or registered mail, return receipt requested, request the Board to fix a Demand Record Date. The Board shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board within ten days after the date on which such request is received by the Secretary, the Demand Record Date shall be the tenth day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in Article VIII of the Restated Articles of Incorporation and the Disclosable Interests with respect to such shareholder. Any business proposed to be brought before the meeting must be a subject for which a Special Meeting must be called under Wisconsin law upon the demand of the holders of record of shares representing at least 10% of the votes entitled to be cast on such business. (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated

14 as if the Demand Record Date were the record date for the Special Meeting, must be delivered to the Secretary of the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 1.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such demand and the Disclosable Interests with respect to each such shareholder, shall be delivered to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date. (d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 1.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of Section 1.01, Section 1.09 and this paragraph (d), the following terms shall have the respective meanings set forth below. (i) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act. (ii) “Participant” shall have the meaning assigned to such term in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act. (iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity. (iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act. (v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act. (vi) “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, each of the following Persons.

15 (A) if the number of shareholders signing the demand or demands for a meeting delivered to the Secretary of the Corporation pursuant to paragraph (c) of this Section 1.02 is ten or fewer, each Person signing any such demand; or (B) if the number of shareholders signing the demand or demands for a meeting delivered to the Secretary of the Corporation pursuant to paragraph (c) of this Section 1.02 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Secretary of the Corporation of the documents described in paragraph (c) of this Section 1.02, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation). A “Soliciting Shareholder” shall also mean each Affiliate of a Soliciting Shareholder described in clause (A) or (B) above who is a member of such Soliciting Shareholder’s “group” for purposes of Rule 13d-5 (b) under the Exchange Act, and any other Affiliate of such a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 1.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 1.02 from being evaded. (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by the Board. In the case of any Special Meeting called by the Board upon the demand of shareholders (a “Demand Special Meeting”), the date of the Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 1.05 of these by-laws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, are delivered to the Secretary of the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board to call an Annual Meeting or a Special Meeting. (f) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of

16 the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting calculated as if the Demand Record Date were the record date for the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board or any shareholder to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto). (g) Notwithstanding anything in these by-laws to the contrary, the Secretary shall not be required to call a Special Meeting pursuant to this Section 1.02 except in accordance with this Section 1.02. If the Board shall determine that any request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a Special Meeting or demand to call and hold a Special Meeting was not properly made in accordance with this Section 1.02, or shall determine that the shareholder or shareholders requesting that the Board fix such record date or submitting a demand to call the Special Meeting have not otherwise complied with this Section 1.02, then the Board shall not be required to fix such record date or to call and hold the Special Meeting. In addition to the requirements of this Section 1.02, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Wisconsin Business Corporation Law and the Exchange Act, with respect to any request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a Special Meeting or demand to call a Special Meeting. (h) For purposes of these by-laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close. 1.03 Place of Meeting; Remote Communications. (a) Subject to Section 1.03(b), the Board may designate any place, either within or outside the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting, or for any postponement thereof and may, in their sole discretion, determine that a virtual meeting of shareholders by means of remote communication shall be held instead of a physical meeting of the shareholders. In the absence of any such designation or determination, shareholders’ meetings shall be held at the Corporation’s principal executive office. Any meeting adjourned pursuant Section 1.06 may be reconvened at any place, or by means of remote communication, as designated by vote of the Board or by the Chairman of the Board or the Chief Executive Officer.

17 (b) If authorized by the Board in its sole discretion, and subject to the rest of this Section 1.03(b) and to any guidelines and procedures adopted by the Board, shareholders and proxies of shareholders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication. If shareholders or proxies of shareholders participate in a meeting by means of remote communication, the participating shareholders or proxies of shareholders are deemed to be present in person and to vote at the meeting, whether the meeting is held at a designated place or solely by means of remote communication, if the Corporation: (i) has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder; (ii) has implemented reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with the proceedings; and (iii) maintains a record of voting or action by any shareholder or proxy of a shareholder that votes or takes other action at the meeting by means of a remote communication. 1.04 Notice of Meeting. Written notice stating the place (if any), day, and hour of, and the means of remote communication (if any) to participate by remote communication in, any Annual Meeting or Special Meeting shall be delivered not less than ten days (unless a longer period is required by law) nor more than 70 days before the date of such meeting. In the event of any Demand Special Meeting, such notice of meeting shall be sent prior to the later of (x) two days after the Meeting Record Date for such Demand Special Meeting and (y) 30 days after the Delivery Date. Unless otherwise required by the law, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 1.02 of these by-laws. 1.05 Fixing of Record Date. The Board may fix in advance a date not less than ten days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

18 1.06 Postponement; Adjournment. The Board acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast with respect to such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or the Chief Executive Officer or pursuant to a resolution of the Board; provided, however, that a Demand Special Meeting adjourned pursuant to clause (ii) must be reconvened on or before the 100th day following the Delivery Date. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have the power to recess the meeting or adjourn the meeting from time to time until a quorum is present. No notice of the time, place or new means of remote communication of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any recessed or adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. 1.07 No Nominee Procedures. The Corporation has not established, and nothing in these by- laws shall be deemed to establish, any procedure by which a beneficial owner of the Corporation’s shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law. 1.08 Conduct of Meetings. The Chairman of the Board, or in his or her absence or at his or her direction, such other director or officer as may be designated by the Board or by the Chairman of the Board, shall be the chairman at shareholders’ meetings. The Secretary shall be the secretary at shareholders’ meetings, but in his or her absence the chairman of the meeting may appoint a secretary for the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting, including to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at, whether physical or remote, or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies (which shall

19 be reasonable in number) or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. 1.09 Shareholder Nominations Included in the Corporation’s Proxy Materials. (a) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 1.09, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any Annual Meeting: (i) the name of any person nominated for election (the “Nominee”) to the Board, which shall also be included on the Corporation’s form of proxy and ballot for the relevant Annual Meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 1.09 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”); (ii) disclosure about the Nominee and the Nominating Shareholder required under Securities and Exchange Commission (“SEC”) rules or any other applicable law, rule or regulation to be included in the proxy statement; and (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board (subject, without limitation, to Section 1.09(e)(ii)), if such statement does not exceed 500 words. Promptly after the Corporation has determined that it shall include a Nominee in its proxy statement and proxy card for an Annual Meeting, the Corporation shall notify the Nominating Shareholder that nominated the Nominee of such determination. Notwithstanding anything herein to the contrary, the Corporation may solicit shareholders to withhold votes for any Nominee and include in its proxy statement for any Annual Meeting any other information that the Corporation or the Board determines, in their

20 discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 1.09. (b) Maximum Number of Nominees. (i) The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 1.09(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular Annual Meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that Annual Meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting, (B) Nominees nominated by a Nominating Shareholder for such Annual Meeting pursuant to this Section 1.09 that the Board itself decides to nominate for election at such Annual Meeting, (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Shareholder with respect to any of the preceding two Annual Meetings (including any Nominee who had been counted at any such Annual Meeting pursuant to the immediately preceding clause (B)) whose reelection at the upcoming Annual Meeting is being recommended by the Board and (D) any director candidate for whom the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating such person for election to the Board pursuant to Section (b)(ii) of Article VI of the Restated Articles of Incorporation, other than any such director referred to in this clause (D) who at the time of such Annual Meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms, but only to the extent the Maximum Number after such reduction with respect to this clause (D) equals one. If one or more vacancies for any reason occurs on the Board after the Final Nomination Date but before the date of the Annual Meeting and the Board resolves to reduce the size of the Board in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced. (ii) Any Nominating Shareholder submitting more than one Nominee pursuant to this Section 1.09 for an Annual Meeting shall rank such Nominees based on the order in which the Nominating Shareholder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such Annual Meeting if the number of Nominees pursuant to this Section 1.09 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 1.09 for any Annual Meeting exceeds the Maximum Number, then

21 the highest ranking Nominee who meets the requirements of this Section 1.09 from each Nominating Shareholder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice. (iii) If, after the Final Nomination Date, (A) the Corporation is notified, or the Board or its designee, acting in good faith, determines, that (1) a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 1.09(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 1.09, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the Annual Meeting to present any nomination submitted pursuant to this Section 1.09, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 1.09 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such Annual Meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), any other Nominee that the Corporation had determined not to include in its proxy statement and proxy card for such Annual Meeting and any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

22 (c) Eligibility of Nominating Shareholder. (i) An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 1.09(c) continuously for the three-year period specified in Section 1.09(c)(ii) or (B) provides to the Secretary, within the time period referred to in Section 1.09(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). (ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 1.09 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the Annual Meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 1.09, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 1.09 by any member of a group shall be deemed a breach by the Nominating Shareholder. If any shareholder withdraws from a group of Eligible Holders at any time prior to the Annual Meeting, then the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 1.09(b)(iii). (iii) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

23 (iv) For purposes of this Section 1.09, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its Affiliates for any purpose or purchased by such Eligible Holder or any of its Affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its Affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its Affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five Business Days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting (subject to the provisions of this Section 1.09) and holds such shares through the date of the Annual Meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. (v) No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more

24 than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice. (d) Nomination Notice. To nominate a Nominee for purposes of this Section 1.09, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting; provided, however, that if the date for which the Annual Meeting is called is more than 30 days before or more than 30 days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of such Annual Meeting is first made. In no event shall any adjournment or postponement of any Annual Meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Shareholder’s notice to the Secretary for purposes of this Section 1.09 shall include all of the following information and documents (collectively, the “Nomination Notice”): (i) a Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules; (ii) a written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member): (A) the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section (b)(ii) of Article VI of the Restated Articles of Incorporation; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of

25 the Corporation or to gain a number of seats on the Board that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 1.09; (D) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 1.09(c) and has provided evidence of ownership to the extent required by Section 1.09(c)(i); (E) a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 1.09(c) through the date of the Annual Meeting; (F) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board at the Annual Meeting any person other than the Nominees it is nominating pursuant to this Section 1.09; (G) a representation and warranty as to the Nominating Shareholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation through the date of the Annual Meeting; (H) a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a- (l)(2)(iv)) (or any successor rules), with respect to the Annual Meeting, other than with respect to its Nominees or any nominees of the Board; (I) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the Annual Meeting; (J) a representation and warranty that the Nominee’s nomination for election to the Board or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (K) a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) does not

26 exceed the retirement age set forth in Section 2.07, and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (L) details of any position of the Nominee as an employee, consultant, agent, officer or director of any Competitor within the three years preceding the submission of the Nomination Notice; a) “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in the sale or marketing of any Competing Product or Service. b) “Competing Product or Service” means any product or service that is sold in competition with, or is being developed and that will compete with, a product or service developed, manufactured, or sold by the Corporation. (M) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 thereunder; and (N) in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) an executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other written communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

27 (C) to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its Affiliates and associates or their respective agents and representatives with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 1.09 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 1.09; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 1.09(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 1.09(c), as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 1.09; and

28 (F) at the request of the Corporation, promptly, but in any event within five (5) Business Days after such request, to provide to the Corporation such additional information as reasonably requested by the Corporation; (iv) an executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, by the Nominee: (A) that the Nominee will provide such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation and will make such other acknowledgments, enter into such agreements and provide such other information as the Board requires of all directors, including promptly completing the Corporation’s director questionnaire; (B) that the Nominee has read and agrees, if elected as a director of the Corporation, to adhere to the Corporation’s corporate governance policy and codes of ethics and any other Corporation policies and guidelines applicable to directors; (C) that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any Voting Commitment that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; and (D) in the event that any information or communication provided by the Nominee to the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading (and in any event within 48 hours of discovering such misstatement, omission or failure), that the Nominee will notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 1.09.

29 The information and documents required by this Section 1.09(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.09(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary. (e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Corporation receives a notice pursuant to Section (b)(ii) of Article VI of the Restated Articles of Incorporation that a shareholder intends to nominate a person for election to the Board at the Annual Meeting; (B) the Board or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these by- laws, the Corporation’s Restated Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board pursuant to this Section 1.09 at one of the Corporation’s two preceding Annual Meetings and either (i) withdrew or became ineligible or unavailable for election at any such Annual Meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or (D) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended. (ii) Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation may omit from its proxy statement, or may supplement or

30 correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board or its designee, acting in good faith, determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation. 1.10 Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 180.0722 of the Wisconsin Business Corporation Law. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. ARTICLE II. BOARD OF DIRECTORS 2.01 Regular Meetings. Regular meetings of the Board shall be held at such times and places as may from time to time be fixed by the Board or as may be specified in a notice of meeting. 2.02 Special Meetings. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary if directed by the Board. 2.03 Quorum. Except as otherwise provided by law or by the Restated Articles of Incorporation of these by-laws, one-half of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but a majority of the directors present (through less than such quorum) may adjourn the meeting from time to time without further notice. 2.04 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is

31 required by law, the Restated Articles of Incorporation, these by-laws or any contract or agreement to which the Corporation is a party. 2.05 Committees. There may be an Executive Committee. There shall be an Audit and Finance Committee composed of independent directors. There shall be a Human Resources Committee composed of independent directors. The Board by resolution adopted by the affirmative vote of a majority of the number of directors then in office may create one or more additional committees. Each committee shall have two or more members who shall, unless otherwise provided by the Board, serve at the pleasure of the Board. Except as otherwise provided by law, each committee, to the extent provided in the resolution of the Board, shall have and may exercise such power and authority as the Board shall specify. 2.06 Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting of these by-laws, members of the Board (and any committee thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. 2.07 Retirement. No person may be elected a director of the Corporation following such person’s seventy-fifth (75th ) birthday, except as may otherwise be approved by the Board in advance of such election. Each director, other than a director who is serving or has served as the Chief Executive Officer of the Corporation, whose position of principal employment, occupation or affiliation changes substantially, and each director who develops a conflict of interest with the Corporation as a result of changes in the business of the Corporation, such director’s personal interests or such director’s principal employer, after his or her most recent election to the Board shall submit his or her resignation as a director of the Corporation promptly following such change, and the Board (without such director present if the Board so chooses) shall consider whether to accept such resignation in the interests of the Corporation. A director who has submitted his or her resignation shall not be entitled to vote upon the acceptance or rejection of such resignation by the Board. Resignations pursuant to this by-law shall be effective immediately upon acceptance by the Board or such later date as determined by the Board. 2.08 Director Election. (a) Except as set forth in this Section 2.08, a majority of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present shall elect directors. For purposes of this by-law, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” that director’s election and direction to withhold authority in each case and exclude abstentions and broker nonvotes with respect to that director’s election. In the event of a Contested Election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this by-law, a “Contested Election” is an election of directors of the Corporation as to which the Chairman of the Board determines that, at the Determination Date, the number of persons properly

32 nominated to serve as directors exceeds the number of directors to be elected in such election. The “Determination Date” is (i) the day after the meeting of the Board at which the nominees for director of the Board for such election are approved, when such meeting occurs after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the Restated Articles of Incorporation or these by-laws, or (ii) the day after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the Restated Articles of Incorporation or these by-laws, when the last day for such a proposal occurs after the meeting of the Board at which the nominees for director of the Board for such election are approved, whichever of clause (i) or (ii) is applicable. This determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. In all cases, once an election is determined to be a Contested Election, directors shall be elected by the vote of a plurality of the votes cast. (b) If, in an election of directors that is not a Contested Election, neither an incumbent director nominated for election nor any successor to such incumbent is elected, such incumbent director shall promptly tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote. The tendered resignation shall become effective 60 days following certification of the shareholder vote unless the resignation is rejected in accordance with the process and standard of review articulated in this Section 2.08(b). The Nominating and Corporate Governance Committee will promptly consider the resignation of the incumbent director and recommend to the Board whether the Board should accept the tendered resignation or reject it. In considering whether to recommend that the Board accept or reject the tendered resignation, the Nominating and Corporate Governance Committee may consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee. The Board will act promptly on the Nominating and Corporate Governance Committee’s recommendation, but in any event not later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board may consider the factors that the Nominating and Corporate Governance Committee considered to the extent communicated by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant. Absent a compelling reason for the director to remain on the Board, as determined by the Board in the exercise of its business judgment, the Board shall accept the tendered resignation of the incumbent director. Following the Board’s decision, the Corporation will promptly publicly disclose in a Current Report on Form 8-K filed with or furnished to, as applicable, the Securities and Exchange Commission the Board’s decision whether to accept or reject the resignation as tendered, including an explanation of the process by which the decision was reached and, if applicable, the reason or reasons for rejecting the tendered resignation of the incumbent director. Any director who tenders a resignation pursuant to this provision will not participate in the Nominating and Corporate Governance Committee recommendation or the Board’s consideration

33 regarding whether or not to accept the tendered resignation. If a majority of the members of the Nominating and Corporate Governance Committee tender a resignation pursuant to this provision as a result of the same election, then the independent directors who are on the Board who were not required to submit a resignation will appoint a committee of the Board for the purpose of considering the tendered resignations, and such committee will recommend to the Board whether to accept or reject them. This committee may, but need not, consist of all of the independent directors who were not required to submit a resignation but will not include any director who was required to submit a resignation. If an incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If at the next annual meeting the election of directors is not a Contested Election and neither such incumbent director, if nominated for election, nor any successor to such director is elected, then the incumbent director’s tendered resignation shall automatically become effective 30 days following the certification of the shareholder vote with no ability on the part of the Board to reject the tendered resignation. (c) If a director’s resignation is accepted by the Board pursuant to this Section 2.08, if a nominee for director is not elected and the nominee is not an incumbent director whose term would otherwise have expired at the time of the election if a successor had been elected, or if an incumbent director’s resignation becomes effective automatically pursuant to this Section 2.08, then the Board may fill the resulting vacancy as provided under Wisconsin law and pursuant to Article VI(a)(iii) of the Restated Articles of Incorporation or may decrease the size of the Board pursuant to Article VI(a)(i) of the Restated Articles of Incorporation. ARTICLE III. OFFICERS 3.01 Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. The Board may also authorize any duly appointed officer to appoint one or more officers or assistant officers. All officers shall have the usual powers and shall have the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any officer may be suspended by the Chief Executive Officer or President with or without cause. 3.02 Removal. The Board may remove any officer and, unless restricted by the Board or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause.

34 ARTICLE IV. GENERAL PROVISIONS 4.01 Notices. Whenever any statute, the Restated Articles of Incorporation or these by-laws requires notice to be given to any director or shareholder, such notice may be given in writing (a) by mail, addressed to such director or shareholder at his or her address as it appears on the records of the Corporation (or such other address as a director may have designated in writing filed with the Secretary), with postage therein prepaid, or (b) by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) in a manner authorized by the director or shareholder. Any such notice by mail shall be deemed to be effective when it is deposited in the United States mail. Any such notice by electronic transmission shall be deemed to be effective when it is electronically transmitted in a manner authorized by the recipient. Notice to directors may also be given in person or by other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, commercial overnight delivery or private carrier); by telephone, including voice mail, answering machine or answering service; or by any other electronic means. Oral notice is effective when communicated. Other written notice is effective as follows: if delivered in person or by private carrier, when received; if given by commercial overnight delivery, on the day the service undertakes to make delivery; if given by facsimile, at the time transmitted to a facsimile number the recipient has provided; and if given by telegraph, when delivered to the telegraph company. Whenever any statute, the Restated Articles of Incorporation or these by-laws requires notice to be given to the Secretary, including, without limitation, for purposes of Articles VI, VII or VIII of the Restated Articles of Incorporation or Sections 1.01 and 1.02 of these by-laws, notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation, and shall not be deemed effective by any other method or means. 4.02 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board. 4.03 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, (a) any state court located in the State of Wisconsin (“Wisconsin Court”) (or, in the event that the a Wisconsin Court does not have jurisdiction, the federal district court for the State of Wisconsin or other state courts of the State of Wisconsin) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer of the Corporation to the Corporation or to the Corporation’s shareholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Wisconsin Business Corporation Law or the Restated Articles of Incorporation or these by-laws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Wisconsin (a

35 “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Wisconsin in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 4.03. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Section 4.03 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. ARTICLE V. INDEMNIFICATION 5.01 Certain Definitions. The following capitalized terms (including any plural forms thereof) used in this Article V shall be defined for purposes of this Article V as follows: (a) “Authority” shall mean the persons or entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 5.04. (b) “Board” shall mean the entire then elected and serving Board of Directors of the Corporation, including without limitation all members thereof who are Parties to the subject Proceeding or any related Proceeding. (c) “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 5.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute. (d) “Corporation” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation. (e) “Corporation Affiliate” shall include, without limitation, any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, whether domestic or foreign, that is an Affiliate (as defined in Section 1.02(d)(i) of these by-laws) of the Corporation.

36 (f) “Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article V, (i) “Director or Officer” shall include a director or officer of a Subsidiary (whether or not otherwise serving as a Director of Officer), (ii) the term “employee benefit plan” as used in Section 180.0850(2)(c) of the Statute shall include an employee benefit plan sponsored, maintained or contributed to by a Subsidiary and (iii) it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of a Corporation Affiliate shall be so serving at the request of the Corporation. (g) “Disinterested Quorum” shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding. (h) “Expenses” shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding. (i) “Liability” shall mean and include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses. (j) “Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article V, the term “Party” shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto. (k) “Proceeding” shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article V, the term “Proceeding” shall include without limitation all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) involving any appeal from a Proceeding; and (iv) in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum. (l) “Statute” shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment. (m) “Subsidiary” shall mean any direct or indirect subsidiary of the Corporation as determined for financial reporting purposes, whether domestic or foreign.

37 5.02 Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer. 5.03 Procedural Requirements. (a) A Director or Officer who seeks indemnification under Section 5.02 shall make a written request therefor to the Corporation. Subject to Section 5.03(b), within sixty days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 5.05). (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 5.02 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained. (c) In case of nonpayment pursuant to Section 5.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 5.04, determine whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder. (d) (i) If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately. 5.04 Determination of Indemnification. (a) If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section 5.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority: (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

38 (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article V), such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules; or (iii) A court pursuant to and in accordance with Section 180.0854 of the Statute. (b) In any such determination by the selected Authority, there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed. (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer. (d) If the Authority determines that indemnification is required hereunder, then the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 5.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities’ incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, then the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding. (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation, regardless of any prior determination that the Director or Officer engaged in a Breach of Duty. (f) All Expenses incurred in the determination process under this Section 5.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation. 5.05 Mandatory Allowance of Expenses. (a) The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director’s or Officer’s written request therefor, the

39 reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied: (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 5.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 5.04. (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 5.05, then such Director or Officer shall not be required to pay interest on such amounts. 5.06 Indemnification and Allowance of Expenses of Certain Others. (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of a Corporation Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Corporation Affiliate. (b) The Corporation shall have the power to indemnify an employee or authorized agent who is not a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or authorized agent of another corporation or of a Corporation Affiliate, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee or authorized agent was a Party because he or she was an employee or authorized agent of the Corporation. (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 5.06(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not a Director or Officer. 5.07 Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

40 5.08 Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article V. 5.09 Notice to the Corporation. A Director or Officer or an employee of the Corporation shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding that may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 5.04(a)). 5.10 Severability. If any provision of this Article V shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article V contravene public policy, then this Article V shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide Directors and Officers with the broadest possible protection against personal liability allowable under the Statute. 5.11 Nonexclusivity of Article V. The rights of a Director or Officer or an employee of the Corporation (or any other person) granted under this Article V shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer or employee of the Corporation (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article V shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director or Officer or an employee of the Corporation under the Statute. 5.12 Contractual Nature of Article V; Repeal or Limitation of Rights. This Article V shall be deemed to be a contract between the Corporation and each Director or Officer and employee of the Corporation and any repeal or other limitation of this Article V or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article V with regard to acts, omissions or events arising prior to such repeal or limitation. If the Statute is amended to permit or require the Corporation to provide broader indemnification rights

41 than this Article V permits or requires, then this Article V shall be automatically amended and deemed to incorporate such broader indemnification rights.